FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2014

Marlborough, Mass. (October 22, 2014) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.846 billion during the third quarter ended September 30, 2014, compared to the company's guidance range for the quarter of $1.790 to $1.840 billion. This represents 7 percent operational revenue growth (constant currency basis, excluding divested businesses) and 6 percent revenue growth on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.20 for the period, compared to $0.17 a year ago, which represents 20 percent growth, and GAAP earnings grew to $0.03 per share, compared to $0.00 a year ago.*

“We achieved excellent third quarter results, growing most of our divisions faster than the market while delivering strong, double-digit EPS growth,” said Mike Mahoney, president and chief executive officer, Boston Scientific Corporation. “We are particularly pleased with our global performance in Cardiovascular and Rhythm Management. Our momentum continues, and we are excited about the opportunities we have ahead to strengthen our global execution and bring more unique innovation to patients.”

Third quarter financial results and recent developments*:

•	Achieved third quarter sales of $1.846 billion, representing 7 percent operational revenue growth and 6 percent revenue growth on a reported basis, all compared to the prior year period.

•
Delivered third quarter adjusted earnings per share of $0.20, which represents 20 percent growth compared to the prior year period, and compared to the company's guidance range of $0.18 to $0.20. Delivered third quarter GAAP income of $0.03 per share compared to the company’s guidance range of $0.08 to $0.10 per share.

•
Achieved adjusted earnings per share of $0.61 for the nine months ended September 30, 2014, compared to $0.51 during the prior year period, which represents 19 percent growth, and GAAP earnings per share of $0.13 compared to a GAAP loss per share of $0.17 during the prior year period.

•	Drove third quarter revenue growth of 8 percent in Cardiovascular, 7 percent in Rhythm Management, and 5 percent in MedSurg, all on a constant currency basis over the prior year period.

•
Achieved third quarter revenue growth of 9 percent internationally over the prior year period, primarily driven by 11 percent growth in Europe and 19 percent growth in Emerging Markets, all on a constant currency basis. Emerging Markets revenue represented 10 percent of total company sales.

•	Generated strong operating cash flow of $346 million in the third quarter.

•
Received favorable FDA Advisory Committee Panel recommendation for the WATCHMANTM Left Atrial Appendage Closure Device** by a vote of 6 to 5 (with 1 abstention) that the benefits of the device outweigh the potential risks.

•	Closed the acquisition of the Interventional Division of Bayer AG for approximately $415 million, which is expected to drive growth in peripheral atherectomy and thrombectomy categories.

•
Enrolled first patient in REPRISE III, a head-to-head randomized trans-aortic valve replacement (TAVR) clinical trial of 1,000 patients, designed to support U.S. regulatory approval of the Lotus™ Valve System.**

•
Completed the first commercial cases in the U.S. and Europe using the Rhythmia™ Mapping System, a next-generation, catheter-based, 3D cardiac mapping and navigation solution designed to help diagnose and treat a variety of arrhythmias.

* Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
**The WATCHMAN Device and the Lotus System are not available for sale in the U.S.

Worldwide sales for the third quarter:

	Three Months Ended
	September 30,		% Change
in millions	2014	2013	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
		(restated)
Interventional Cardiology	$508	$472	8%	$(4)	0%	8%
Peripheral Interventions	215	200	8%	(2)	(1)%	9%
Cardiovascular	723	672	8%	(6)	(0)%	8%
Cardiac Rhythm Management	480	464	3%	(1)	(1)%	4%
Electrophysiology	54	34	57%	1	0%	57%
Rhythm Management	534	498	7%	—	0%	7%
Endoscopy	336	317	6%	(2)	(1)%	7%
Urology and Women's Health	137	131	5%	(1)	0%	5%
Neuromodulation	115	115	0%	1	0%	0%
MedSurg	588	563	4%	(2)	(1)%	5%

Subtotal Core Businesses	1,845	1,733	6%	(8)	(1)%	7%

Divested Businesses	1	2	(16)%	—	0%	(16)%

Worldwide Net Sales	$1,846	$1,735	6%	$(8)	0%	6%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

The company restated worldwide sales for the three months ended September 30, 2013 to reflect the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the third quarter of 2014 was $43 million, or $0.03 per share. These results included intangible asset impairment charges, acquisition- and divestiture-, restructuring-, and litigation-related net charges, and amortization expense, of $230 million (after-tax) or $0.17 per share. Adjusted net income for the third quarter of 2014, excluding these net charges, was $273 million, or $0.20 per share.

On a consolidated GAAP basis, net loss for the third quarter of 2013 was $5 million, or $0.00 per share. These results included acquisition- and divestiture-, restructuring-, and litigation-related net charges, debt extinguishment charges and amortization expense, of $235 million (after-tax) or $0.17 per share. Adjusted net income for the third quarter of 2013, excluding these net charges, was $230 million, or $0.17 per share.

Guidance for Full Year and Fourth Quarter 2014

The company now estimates revenue for the full year 2014 to be in a range of $7.370 to $7.420 billion (compared to prior guidance of $7.325 to $7.425 billion), which represents growth in a range of 3 to 4 percent on a reported basis and approximately 5 percent on an operational basis. The company now estimates income on a GAAP basis in a range of $0.22 to $0.24 per share (compared to prior guidance of $0.28 to $0.32), and adjusted earnings, excluding intangible asset impairment charges, acquisition- and divestiture-, litigation-, and restructuring-related charges and credits, discrete tax items, and amortization expense, in a range of $0.81 to $0.83 per share (compared to prior guidance of $0.79 to $0.83).

The company estimates sales for the fourth quarter of 2014 in a range of $1.875 to $1.925 billion. The company estimates earnings on a GAAP basis in a range of $0.09 to $0.11 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring-related charges and amortization expense, are estimated in a range of $0.20 to $0.22 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the fourth quarter and full year 2014; our financial performance; clinical trials; product performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Denise Kaigler
508-683-4449 (office)
Corporate Affairs & Communications
Boston Scientific Corporation
denise.kaigler@bsci.com

Investors:	Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in millions, except per share data	2014	2013	2014	2013

Net sales	$1,846	$1,735	$5,493	$5,305
Cost of products sold	550	510	1,651	1,618
Gross profit	1,296	1,225	3,842	3,687

Operating expenses:
Selling, general and administrative expenses	741	658	2,150	1,950
Research and development expenses	212	217	609	644
Royalty expense	21	28	86	115
Amortization expense	109	101	327	305
Goodwill impairment charge	—	—	—	423
Intangible asset impairment charges	12	—	177	53
Contingent consideration expense (benefit)	(4)	23	(122)	(18)
Restructuring charges	2	19	37	55
Divestiture-related charges (gains)	—	—	(12)	(40)
Litigation-related charges (credits)	139	76	399	206
	1,232	1,122	3,651	3,693
Operating income (loss)	64	103	191	(6)

Other (expense) income:
Interest expense	(54)	(137)	(161)	(266)
Other, net	(7)	(6)	15	(10)
Income (loss) before income taxes	3	(40)	45	(282)
Income tax expense (benefit)	(40)	(35)	(135)	(53)
Net income (loss)	$43	$(5)	$180	$(229)

Net income (loss) per common share - basic	$0.03	$(0.00)	$0.14	$(0.17)
Net income (loss) per common share - assuming dilution	$0.03	$(0.00)	$0.13	$(0.17)

Weighted-average shares outstanding
Basic	1,325.5	1,340.3	1,323.5	1,345.2
Assuming dilution	1,347.6	1,340.3	1,347.3	1,345.2

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share data	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$246	$217
Trade accounts receivable, net	1,233	1,307
Inventories	989	897
Deferred income taxes	303	288
Prepaid expenses and other current assets	404	302
Total current assets	3,175	3,011

Property, plant and equipment, net	1,522	1,546
Goodwill	5,901	5,693
Other intangible assets, net	5,732	5,950
Other long-term assets	388	371
	$16,718	$16,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$3
Accounts payable	234	246
Accrued expenses	1,288	1,348
Other current liabilities	295	227
Total current liabilities	1,820	1,824

Long-term debt	4,249	4,237
Deferred income taxes	1,224	1,402
Other long-term liabilities	2,724	2,569

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares - issued 1,573,566,484 shares as of September 30,
2014 and 1,560,302,634 shares as of December 31, 2013	16	16
Treasury stock, at cost - 247,566,270 shares as of September 30,
2014 and 238,006,570 shares as of December 31, 2013	(1,717)	(1,592)
Additional paid-in capital	16,681	16,579
Accumulated deficit	(8,389)	(8,570)
Accumulated other comprehensive income (loss), net of tax	110	106
Total stockholders' equity	6,701	6,539
	$16,718	$16,571

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$3	$40	$43	$0.03
Non-GAAP adjustments:
Intangible impairment charges	12	(2)	10	0.01
Acquisition- and divestiture-related net charges (b)	38	(15)	23	0.02
Restructuring and restructuring-related net charges (c)	17	(3)	14	0.01
Litigation-related net charges	139	(50)	89	0.06
Amortization expense	109	(15)	94	0.07
Adjusted net income	$318	$(45)	$273	$0.20

	Three Months Ended September 30, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(40)	$35	$(5)	$(0.00)
Non-GAAP adjustments:
Acquisition- and divestiture-related net charges (d)	30	(2)	28	0.02	*
Restructuring and restructuring-related net charges (e)	26	(8)	18	0.01	*
Litigation-related net charges	76	(19)	57	0.04	*
Debt extinguishment charges	70	(26)	44	0.03	*
Amortization expense	101	(13)	88	0.07	*
Adjusted net income	$263	$(33)	$230	$0.17

*Assumes dilution of 23.6 million shares for the three months ended September 30, 2013 for all or a portion of these non-GAAP adjustments.
(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the third quarter of 2014, pre-tax acquisitions- and divestiture-related net charges were $38 million, of which $8 million was recorded in cost of products sold, $34 million was recorded in selling, general and administrative expenses, and $4 million was recorded as contingent consideration benefit.

(c) In the third quarter of 2014, pre-tax restructuring charges were $2 million and pre-tax restructuring- related charges were $15 million, of which $9 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

(d) In the third quarter of 2013, pre-tax acquisitions- and divestiture-related net charges were $30 million, of which $1 million was recorded in cost of products sold, $6 million was recorded in selling, general and administrative expenses, and $23 million was recorded as contingent consideration expense.

(e) In the third quarter of 2013, pre-tax restructuring charges were $19 million and pre-tax restructuring- related charges were $7 million recorded in selling, general and administrative expenses.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$45	$135	$180	$0.13
Non-GAAP adjustments:
Intangible impairment charges	177	(27)	150	0.11
Acquisition-related and divestiture-related net credits (b)	(80)	(16)	(96)	(0.07)
Restructuring and restructuring-related net charges (c)	70	(16)	54	0.04
Litigation-related net charges	399	(149)	250	0.19
Amortization expense	327	(39)	288	0.21
Adjusted net income	$938	$(112)	$826	$0.61

	Nine Months Ended September 30, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(282)	$53	$(229)	$(0.17)
Non-GAAP adjustments:
Goodwill impairment charge	423	(2)	421	0.31	*
Intangible impairment charges	53	(8)	45	0.03	*
Acquisition-related and divestiture-related net credits (d)	(42)	9	(33)	(0.03)	*
Restructuring and restructuring-related net charges (e)	71	(20)	51	0.04	*
Litigation-related net charges	206	(67)	139	0.10	*
Debt extinguishment charges	70	(26)	44	0.03	*
Amortization expense	305	(42)	263	0.20	*
Adjusted net income	$804	$(103)	$701	$0.51

* Assumes dilution of 17.2 million shares for the nine months ended September 30, 2013 for all or a portion of these non-GAAP adjustments.
(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the nine months ended September 30, 2014, pre-tax acquisitions- and divestiture-related net credits were $80 million, of which $13 million expense was recorded in cost of products sold, $61 million expense was recorded in selling, general and administrative expenses, $122 million was recorded as contingent consideration benefit, $12 million was recorded as gains on divestiture and $20 million was recorded as gains on previously held equity interests (Other, net).

(c) In the nine months ended September 30, 2014, pre-tax restructuring charges were $37 million and pre-tax restructuring- related charges were $33 million, of which $15 million was recorded in cost of products sold and $18 million was recorded in selling, general and administrative expenses.

(d) In the nine months ended September 30, 2013, pre-tax acquisitions- and divestiture-related net credits were $42 million, of which $4 million expense was recorded in cost of products sold, $12 million expense was recorded in selling, general and administrative expenses, $18 million was recorded as contingent consideration benefit, and $40 million was recorded as gains on divestiture.

(e) In the nine months ended September 30, 2013, pre-tax restructuring charges were $55 million and pre-tax restructuring- related charges were $16 million recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
SEGMENT NET SALES*	September 30,			September 30,
in millions	2014	2013	Change	2014	2013	Change
		(restated)			(restated)
Interventional Cardiology	$514	$474	8%	$1,543	$1,493	3%
Peripheral Interventions	217	200	9%	631	597	6%
Cardiovascular	731	674	8%	2,174	2,090	4%

Cardiac Rhythm Management	482	465	4%	1,441	1,416	2%
Electrophysiology	54	35	57%	167	104	59%
Rhythm Management	536	500	7%	1,608	1,520	6%

Endoscopy	340	319	7%	990	939	5%
Urology and Women's Health	138	131	5%	397	372	7%
Neuromodulation	115	116	—%	338	316	8%
MedSurg	593	566	5%	1,725	1,627	6%

Subtotal Core Businesses	1,860	1,740	7%	5,507	5,237	5%

Divested Businesses	1	2	(16)%	4	57	(92)%
Foreign Currency	(15)	(7)	N/A	(18)	11	N/A

Worldwide Net Sales	$1,846	$1,735	6%	$5,493	$5,305	4%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

		Three Months Ended		Nine Months Ended
SEGMENT OPERATING INCOME*		September 30,		September 30,
in millions		2014	2013	2014	2013
			(restated)		(restated)
Segment operating income
Cardiovascular		$201	$175	$565	$515
Rhythm Management		76	63	209	176
MedSurg		192	176	535	487
Operating income allocated to reportable segments		469	414	1,309	1,178
Corporate expenses and currency exchange		(90)	(78)	(205)	(168)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits		(206)	(132)	(586)	(711)
Amortization expense		(109)	(101)	(327)	(305)
Operating income (loss)		$64	$103	$191	$(6)

*The company measures and evaluates reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. Excluded from segment operating income are certain corporate-related expenses and certain transactions or adjustments that the company's chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition- and divestiture-, restructuring- and litigation-related charges and credits; and amortization expense. Although these amounts are excluded from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation, and for the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
PRIOR YEAR RESTATED SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended December 31, 2013
in millions		Full Year 2013
	(restated)	(restated)
Interventional Cardiology	$501	$1,994
Peripheral Interventions	208	805
Cardiovascular	709	2,799

Cardiac Rhythm Management	466	1,882
Electrophysiology	50	155
Rhythm Management	516	2,037

Endoscopy	338	1,277
Urology and Women's Health	133	505
Neuromodulation	138	454
MedSurg	609	2,236

Subtotal Core Businesses	1,834	7,072

Divested Businesses	2	59
Foreign Currency	2	12

Worldwide Net Sales	$1,838	$7,143

SEGMENT OPERATING INCOME*	Three Months Ended December 31, 2013
in millions		Full Year 2013
	(restated)	(restated)
Segment operating income
Cardiovascular	$150	$665
Rhythm Management	35	211
MedSurg	192	679
Operating income allocated to reportable segments	377	1,555
Corporate expenses and currency exchange	(34)	(203)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits	(110)	(822)
Amortization expense	(106)	(410)
Operating income (loss)	$127	$120

*The company measures and evaluates reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. Excluded from segment operating income are certain corporate-related expenses and certain transactions or adjustments that the company's chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition- and divestiture-, restructuring- and litigation-related charges and credits; and amortization expense. Although these amounts are excluded from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation, and for the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended September 30

in millions	U.S.		International		Worldwide
	Q3 2014	Q3 2013	Q3 2014	Q3 2013	Q3 2014	Q3 2013
Defibrillator systems	$222	$212	$126	$118	$348	$330
Pacemaker systems	64	70	68	64	132	134
Total CRM products	$286	$282	$194	$182	$480	$464

in millions	U.S.		International		Worldwide
	Q3 2014	Q3 2013	Q3 2014	Q3 2013	Q3 2014	Q3 2013
Drug-eluting stent systems	$120	$106	$166	$156	$286	$262
Bare-metal stent systems	5	5	7	10	12	15
Total Coronary Stent Systems	$125	$111	$173	$166	$298	$277

Nine Months Ended September 30

in millions	U.S.		International		Worldwide
	YTD 2014	YTD 2013	YTD 2014	YTD 2013	YTD 2014	YTD 2013
Defibrillator systems	$653	$646	$389	$376	$1,042	$1,022
Pacemaker systems	194	201	208	194	402	395
Total CRM products	$847	$847	$597	$570	$1,444	$1,417

in millions	U.S.		International		Worldwide
	YTD 2014	YTD 2013	YTD 2014	YTD 2013	YTD 2014	YTD 2013
Drug-eluting stent systems	$366	$340	$494	$501	$860	$841
Bare-metal stent systems	12	14	25	35	37	49
Total Coronary Stent Systems	$378	$354	$519	$536	$897	$890

BOSTON SCIENTIFIC CORPORATION
INTERNATIONAL AND EMERGING MARKETS* NET SALES
(Unaudited)

Q3 2014 International Net Sales as compared to Q3 2013
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	8%	9%	(1)%

Q3 2014 Europe Net Sales as compared to Q3 2013
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	14%	11%	3%

Q3 2014 Emerging Markets Net Sales as compared to Q3 2013
			Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	17%	19%	(2)%
Percentage of total company sales	10%	10%	0%

*The company defines Emerging Markets as including certain developing countries that it believes have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities.  Currently, the company includes 20 countries, in its Emerging Markets countries.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q4 and Full Year 2014 EPS Guidance

	Q4 2014 Estimate		Full Year 2014 Estimate		Prior Full Year 2014 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.09	$0.11	$0.22	$0.24	$0.28	$0.32

Intangible asset impairment charges	—	—	0.11	0.11	0.11	0.11
Estimated acquisition- and divestiture-related net charges (credits)	0.03	0.03	(0.04)	(0.04)	(0.06)	(0.06)
Estimated restructuring-related charges	0.01	0.01	0.05	0.05	0.05	0.05
Litigation-related charges (credits)	—	—	0.19	0.19	0.13	0.13
Estimated amortization expense	0.07	0.07	0.28	0.28	0.28	0.28

Adjusted results	$0.20	$0.22	$0.81	$0.83	$0.79	$0.83

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts, such as sales from divested businesses and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts, such as the sales from divested businesses and/or the impact of changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2014 and 2013, and for the forecasted three month period and full year ending December 31, 2014, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents (a) non-cash write-downs of certain intangible asset balances in the third quarter of 2014; (b) non-cash write-downs of certain intangible asset balances in the second quarter of 2014; (c) non-cash write-downs of certain intangible asset balances in the first quarter of 2014; (d) non-cash write-downs of certain intangible asset balances in the second quarter of 2013; and (e) a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition- and divestiture-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held equity interests; (c) due diligence, other fees and exit costs; and (d) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program and 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.450 billion of debt during the third quarter of 2013. These adjustments are not expected to recur and do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.